Exhibit 99.1

May 25, 2012

Dear McEwen Mining Shareholders,

Please find below the El Gallo Complex development update.

Key development highlights over the past two weeks are:

• Installation of clay foundation and heap leach liner well underway

• Process plant construction nears completion

• Crushing plant construction 70% complete

To view the El Gallo Development Photo Update, please click here.

For further information contact:

Jenya Meshcheryakova Investor Relations Tel: (647) 258-0395 ext 410 Toll Free: (866) 441-0690 Fax: (647) 258-0408	Mailing Address 181 Bay Street Suite 4750 Toronto ON M5J 2T3 P.O. Box 792 E-mail: info@mcewenmining.com

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MUX El Gallo Complex Development Photo Update May 25, 2012 MCEWEN MINING

2 Applying clay foundation.

3 Installing heap leach liner.

4 Installing heap leach liner.

5 Cutting pipes for heap leach.

6 Diesel generator building for process plant.

7 Installation of process equipment.

8 Diesel storage for process plant.

9 Over 3 million tonnes mined since December.

10 Operating team.

11 Crushing plant assembly.

12 Crushing plant assembly.

13 Crushing plant assembly.

14 Crushing plant assembly.

MUX For further information please contact: Jenya Meshcheryakova Investor Relations Tel: (647) 258-0395 x 410 Toll Free: (866) 441- 0690 Fax: (647) 258-0408 Email: info@mcewenmining.com MCEWEN MINING

McEWEN MINING

NYSE MUX TSX



El Gallo Complex Development Photo Update

May 25, 2012



Applying clay foundation.



Installing heap leach liner.



Installing heap leach liner.


2

Cutting pipes for heap leach.



Diesel generator building for process plant.



Installation of process equipment.



Diesel storage for process plant.


TEREX
CAT
398

Over 3 million tonnes mined since December.



Operating team.



Crushing plant assembly.



Crushing plant assembly.



Crushing plant assembly.



Crushing plant assembly.

McEwen Mining

NYSE MUX TSX

For further information please contact:

Jenya Meshcheryakova
Investor Relations
Tel: (647) 258-0395 x 410
Toll Free: (866) 441-0690
Fax: (647) 258-0408
Email: info@mcewenmining.com